UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) November 12, 2001

                          DCI Telecommunications, Inc.
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               (Exact name of Registrant as specified in charter)

           Colorado                    2-96976-D                84-1155041
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(State or other jurisdiction          (Commission             (I.R.S. Employer
 of incorporation)                    File Number)             Identification)

488 Schooley's Mountain Road  Hackettstown,N.J.                    07840
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     (Address of principal executive offices)                   (Zip Code)

       Registrant's telephone number, including area code: (908) 684-8233
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         (Former name or former address, if changed, since last report)

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ITEM 1.   CHANGES IN CONTROL OF REGISTRANT

(a)  Purchase Agreements

On November 12, 2001, DCI Telecommunications Inc.,a Colorado Corporation, acquired 10,000,000 shares of Business Translation Services, Inc. ("BTSV") common stock pursuant to a Share Purchase Agreement by and between BTSV,the Seller, and DCI Telecommunications Inc., the Buyer.

(b)  Change in Majority Control

Pursuant to the Share Purchase Agreement by and between BTSV the Seller, and DCI Telecommunications Inc., the Buyer listed above has purchased 10,000,000 of the issued and outstanding common stock of Business Translations Services. This figure represents approximately 80.2 percent of the total 12,450,750 common shares issued and outstanding as of November 12, 2001.

ITEM 5.   OTHER MATERIALLY IMPORTANT EVENTS.


Effective November 12, 2001, John Cavanaugh and Kelley Johnson resigned as Directors of Business Translation Services, Inc. to pursue personal endeavors. John J. Adams, Clifford Postelnik and Robert Resker have been appointed to serve in their place.

                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      DCI Telecommunications, Inc.

Date:  November 12, 2001               By:  /s/ John J Adams
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                                      John J Adams, Chairman& CEO